                                                                     EXHIBIT 10
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                LOAN AGREEMENT

                                    between

                     SHERBURNE ASSOCIATES REALTY TRUST and

                             SHERBURNE ASSOCIATES

                                  as Borrower

                                      and

                               BANKBOSTON, N.A.

                                   as Lender

                                 June 10, 1998

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

   Section

1. DEFINITIONS AND RULES OF INTERPRETATION ............................       8
   1.1    Definitions .................................................       8
   1.2    Rules of Interpretation .....................................      17

2. AGREEMENT TO MAKE LOAN; LIMITATIONS ................................      18
   2.1    Agreement to Make Loan ......................................      18
   Advances Do Not Constitute a Waiver.................................      18

3. THE NOTE, INTEREST RATE OPTIONS, REPAYMENT OF LOAN .................      18
   3.1    The Note ....................................................      18
   3.2    The Record ..................................................      18
   3.3    Interest on the Loan ........................................      19
   3.4    Interest Rate Selection; Conversion .........................      19
   3.5    Default Interest/Late Charge ................................      19
   3.6    Prepayment ..................................................      19
   3.7    Maturity ....................................................      19
   3.8    Payments of Principal of Loan ...............................      19

4. COMMITMENT FEE; PAYMENTS AND COMPUTATIONS ..........................      19
   4.1    Commitment Fee ..............................................      19
   4.2    Payments ....................................................      20
   4.3    Additional Costs, Etc .......................................      20
   4.5    Charges Against Accounts ....................................      22

5. COLLATERAL SECURITY ................................................      22

6. REPRESENTATIONS, WARRANTIES AND COVENANTS ..........................      22
   6.1    Organization; Authority, Etc ................................      23
   6.2    Title to Assets .............................................      24
   6.3    Financial Statements ........................................      24
   6.4    No Material Changes, Etc ....................................      24
   6.5    Litigation ..................................................      24
   6.6    No Materially Adverse Contracts, Etc ........................      25
   6.7    Compliance With Other Instruments, Laws, Etc ................      25
   6.8    Tax Status ..................................................      25
   6.9    No Event of Default .........................................      25
   6.10   Setoff, Etc .................................................      25
   6.11   Subsidiaries ................................................      26
   6.12   Partners, Beneficiaries, Etc ................................      26
   6.13   Availability of Utilities ...................................      26
   6.14   Access ......................................................      26
   6.15   Condition of Properties .....................................      26
   6.16   Compliance with Requirements ................................      26
   6.17   Project Approvals ...........................................      26
   6.18   Other Contracts .............................................      27
   6.19   Violations ..................................................      27

7. AFFIRMATIVE COVENANTS OF THE BORROWER ..............................      27

   7.1    Punctual Payment ............................................      27
   7.2    Correction of Defects .......................................      28
   7.3    Records and Accounts ........................................      28
   7.4    Financial Statements and Information ........................      28
   7.5    Insurance ...................................................      30
   7.6    Liens and Other Charges .....................................      30
   7.7    Inspection of Project and Books, Appraisals .................      30
   7.8    Compliance with Laws, Contracts, Licenses, and Permits ......      31
   7.9    Use of Proceeds .............................................      31
   7.10   Leases ......................................................      31
   7.11   Further Assurance of Title ..................................      31
   7.12   Deposit of Income ...........................................      32
   7.13   Further Assurances ..........................................      32
   7.14   Interest Rate Protection Agreement ..........................      33
   7.15   Notices .....................................................      33
   7.16   Other Affirmative Covenants .................................      33
   7.17   Management Contracts ........................................      33
   7.18   Cash Flow Account ...........................................      34

8. NEGATIVE COVENANTS OF THE BORROWER .................................      35
   8.1    Restrictions on Easements, Covenants and Restrictions .......      35
   8.2    No Amendments, Terminations or Waivers ......................      36
   8.3    Restrictions on Indebtedness ................................      36
   8.4    Restrictions on Liens, Etc ..................................      37
   8.5    Restrictions on Loan and Investments ........................      37
   8.6    Merger, Consolidation, Conversion, Business Operations,
            and Ownership and Disposition of Assets....................      38
   8.7    Sale and Leaseback ..........................................      38
   8.8    Distributions ...............................................      39
   8.9    Financial Covenants .........................................      39
   8.10   Other Negative Covenants ....................................      39

9. CONDITIONS TO CLOSING AND ADVANCE OF LOAN PROCEEDS..................      40
   9.1    Loan Documents ..............................................      40
   9.2    Contracts ...................................................      40
   9.3    Leases ......................................................      40
   9.4    Certified Copies of Organization Documents...................      40
   9.5    Resolutions .................................................      40
   9.6    Incumbency Certificate; Authorized Signers...................      40
   9.7    Validity of Liens ...........................................      40
   9.8    Deliveries ..................................................      41
   9.9    Legal and Other Opinions ....................................      42
   9.10   Lien Search .................................................      43
   9.11   Appraised Value .............................................      43
   9.12   Debt Service Charges ........................................      43
   9.13   Commitment Fee ..............................................      43
   9.14   Performance; No Default .....................................      43
   9.15   Representations and Warranties ..............................      43
   9.16   Proceedings and Documents ...................................      43

   9.17   Waiver ......................................................      43

10. EVENTS OF DEFAULT AND REMEDIES.....................................      43
   10.1   Events of Default ...........................................      44
   10.2   Termination of Advances and Acceleration ....................      47
   10.3   Remedies ....................................................      47
   10.4   Distribution of Collateral Proceeds .........................      47
   10.5   Power of Attorney ...........................................      48
   10.6   Waivers .....................................................      48

11. SETOFF.............................................................      49

12. EXPENSES...........................................................      49

13. INDEMNIFICATION....................................................      50

14. RIGHTS OF THIRD PARTIES............................................      51

15. SURVIVAL OF COVENANTS, ETC.........................................      51

16. ASSIGNMENT AND PARTICIPATION.......................................      51
   16.1 Conditions to Assignment by Lender ............................      51
   16.2 New Notes, Agreement ..........................................      52
   16.3 Participations ................................................      52
   16.4 Pledge by the Lender ..........................................      52
   16.5 No Assignment by the Borrower .................................      52

17. RELATIONSHIP.......................................................      52

18. NOTICES............................................................      53

19. GOVERNING LAW......................................................      54

20. CONSENT TO JURISDICTION; WAIVERS...................................      54

21. HEADINGS...........................................................      54

22. COUNTERPARTS.......................................................      54

23. ENTIRE AGREEMENT, ETC..............................................      55

24. CONSENTS, AMENDMENTS, WAIVERS, ETC.................................      55

25. TIME OF THE ESSENCE................................................      55

26. SEVERABILITY.......................................................      55

27. NONRECOURSE LOAN...................................................      55

                                    EXHIBITS
                                    --------

A  -   Principal Amortization Schedules
B  -   Interest Terms and Provisions
C  -   Covenant Compliance Worksheet and Certificate

                                   SCHEDULES
                                   ---------

6.3     -    Financial Statements Furnished
6.5     -    Litigation
6.12    -    Partners, Beneficiaries, Etc.
6.17    -    Project Approvals

                                 LOAN AGREEMENT

This LOAN AGREEMENT is made as of the 10th day of June, 1998, by and among SHERBURNE ASSOCIATES, a Massachusetts general partnership ("Sherburne") and Peter Braverman and Michael L. Ashner as Trustees of SHERBURNE ASSOCIATES REALTY TRUST, under a Declaration of Trust dated January 30, 1987, filed for registration with the Nantucket Registry District of the Land Court as Document No. 39072 and recorded with the Nantucket Registry of Deeds in Book 268, Page 216 (as amended, the "Trust") and not individually, both having an address of 5 Cambridge Center, 9th Floor, Cambridge, Massachusetts 02147 (Sherburne and the Trust, individually and collectively, the "Borrower"),and BANKBOSTON, N.A. (the "Lender"), a national banking association, having its principal executive offices at 100 Federal Street, Boston, Massachusetts 02110.

1.       DEFINITIONS AND RULES OF INTERPRETATION.

         1.1 Definitions. The following terms as used in this Agreement, any Exhibit hereto, or in any other Loan Document (unless otherwise defined therein) shall have the meanings set forth in this ss.1. Further, any and all terms which are defined in Exhibit B, annexed hereto, shall when used herein have the meaning as set forth in such Exhibit B:

         Advance. Any disbursement of the proceeds of the Loan made or to be made by the Lender pursuant to the terms of this Agreement. Any Advance may be made to either Borrower, as designated by Sherburne, and shall be an Obligation of each Borrower.

         Agreement. This Loan Agreement, including the Schedules and Exhibits hereto.

         Annual Budget. The annual budget for the costs and expenses for the operation and ownership of the Project, to be submitted by the Borrower to the Lender for the Borrower's subsequent calendar year in accordance with ss.7.4, which annual budget shall be subject to the prior written approval of the Lender, as such may be amended from time to time with the prior written approval of the Lender.

         Appraisal. An appraisal of the market value of the Project, as determined either (i) by the Lender in its reasonable discretion or (ii) by a qualified independent appraiser approved by the Lender.

         Appraised Value. The market value of the Project, as determined either
(i) by the Lender in its reasonable discretion or (ii) by the most recent Appraisal obtained pursuant hereto, as such may be reviewed and adjusted by the Lender.

         Assignment of Leases and Rents. The Assignment of Leases and Rents, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender.

         Balance Sheet Date. December 31, 1997.

         Borrower. Sherburne and the Trust, individually and collectively, with all representations, warranties and covenants herein contained to be applicable to Sherburne and the Trust, jointly, and each of Sherburne and the Trust singularly, as the context so provides.

         Business Day. Any day on which the Lender is open for the transaction of banking business in Boston, Massachusetts.

         Cash Flow Account. The account maintained with the Lender (Account No. 512-96630) in the name of Sherburne, or any other account established to replace such account, into which account the Borrower shall deposit monthly the Net Revenues From Operations, as provided herein, such Cash Flow Account to be pledged to the Lender as provided in the Pledge Agreement.

         Closing Date. The first date on which the conditions set forth in ss.9 have been satisfied.

         Code. The Internal Revenue Code of 1986 and the regulations thereunder, all as amended and in effect from time to time.

         Collateral. All of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents, including, without limitation, the Project.

         Default. A condition or event which would, with either the giving of notice or lapse of time or both, constitute an Event of Default.

         Default Rate. See ss.3.5.

         Depository Account(s). The Depository Account maintained at the applicable Depository Account Bank (Account No. 88-904220) in the name of Sherburne, or any other account established to replace such account, which account shall serve as the account into which all Gross Cash Receipts of the Properties are to be directly deposited by any third parties, the Borrower's interest in such Depository Account to be pledged to the Lender as provided in the Pledge Agreement.

         Depository Account Bank(s). (i) Nantucket Bank, a banking institution organized under the laws of the Commonwealth of Massachusetts, with its principal offices at 104 Pleasant Street,

Nantucket, Massachusetts, for the Properties, or (ii) such other financial institution(s) designated by the Lender to be the bank of account for the Depository Account.

         Depository Account Letter. See ss.7.12.

         Distribution. The (i) declaration or payment of any dividend, (ii) distribution of cash or other property, (iii) purchase, redemption, or other retirement (directly or indirectly), or (iv) other distribution, in each case, of, on or in respect of any shares of any class of capital stock, partnership interests, or other beneficial or ownership interests of the Borrower.

         Event of Default. See ss.10.1.

         Financing Statements. Uniform Commercial Code Form 1 Financing Statement(s) from the Borrower in favor of the Lender.

         Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Governmental Authority. The United States of America, the State in which the Land is located, the city or town in which the Land is located, and any political subdivision, agency, authority, department, commission, board, bureau, or instrumentality of any of them.

         Gross Cash Receipts. The sum of cash actually received on a consolidated basis by the Trust and Sherburne during any fiscal period with respect to the Project in payment of the following items:

                  (a) rentals, including minimum or base rent, percentage rent, and rent, if any, attributable to recovery of tenant improvement costs received from tenants occupying space in the Project during such period;

                  (b) cash reimbursements from tenants of operating expenses, insurance premiums, and real estate taxes and the cost of tenant improvements;

                  (c) rentals for rooms and cottages, whether daily, seasonal or otherwise; restaurant, food, function, and liquor receipts; and any and all other receipts for other services provided, or goods sold, with respect to the operation of cottages or rental rooms;

                  (d) parking revenues, if any, received in connection with the operation of parking facilities;

                  (e) receipts from laundries, vending machines, recreational facilities and any and all other operating revenues received from the Project;

                  (f) receipts received from the Management Companies pursuant to the Management Contract; and

                  (g) any and all other receipts from the ownership or operation of the Project.

If the Borrower shall receive cash by reason of fire or other casualty insurance proceeds, or a taking by eminent domain, or a loan or advance or a sale of any part of the Project, such amounts shall not be included in Gross Cash Receipts; provided, however, any cash paid to the Borrower from rental, business interruption or similar insurance shall be included in Gross Cash Receipts.

If the Borrower shall receive any interest income, such interest income shall not be included in Gross Cash Receipts; provided, however, interest earned on security deposits, if any, held under any Lease shall be included in Gross Cash Receipts.

Gross Cash Receipts shall be determined on a consolidated basis for the Borrower.

Gross Cash Receipts shall be determined on a cash basis consistent with the basis used in the preparation of the computations of Gross Cash Receipts furnished pursuant to ss.6.3 of this Agreement.

         Guarantor. Three Winthrop Properties, Inc., a corporation organized under the laws of of the Commonwealth of Massachusetts, having a usual place of business of 5 Cambridge Center, 9th Floor, Cambridge, Massachusetts 02147.

         Guaranty. The Limited Guaranty, dated or to be dated on or prior to the Closing Date, of the Obligations, made by the Guarantor.

         Improvements. The buildings, structures, parking areas, landscaping and other improvements of every nature located on the Land, whether now existing or hereinafter constructed.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all liabilities under capitalized leases; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including the obligations to reimburse the issuer in respect of any letters of credit.

         Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower and Winthrop Financial Associates, A Limited Partnership in favor of the Lender.

         Interest Rate Protection Agreement. The ISDA Master Agreement dated as of January 23, 1998, between Sherburne and the Lender, as such may be modified and amended, or any other agreement entered into to replace the aforesaid agreement.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect to any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

         Key Lease(s). The Leases, dated or to be dated on or prior to the Closing Date, between the Borrower and each Key Tenant.

         Key Tenant(s). Any tenant occupying space on any Property as to which the tenant is required to pay, or pays, a per annum rent (inclusive of base rent, percentage rent and any and all reimbursements) in excess of $100,000.00.

         Land. The parcels of real property located in Nantucket, Nantucket County, Massachusetts, and described on Exhibit A to the Security Deed.

         Leases. Any and all leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any of the Properties by Persons other than the Borrower.

         Loan. The loan or any portion thereof which is the subject of this Agreement.

         Loan Amount. $12,000,000.00.

         Loan Documents. This Agreement, the Note, the Indemnity Agreement, the Interest Rate Protection Agreement, the Security Documents, the Guaranty, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

         Management Company(ies). Any company, with which the Borrower enters into an agreement to manage the operation of the Project, or any portion thereof.

         Management Contract(s). Any contract by and between the Borrower and a Management Company relating to the management of the Project or any portion thereof.

         Maturity Date. June 10, 2001.

         Net Operating Income. The amount by which the Gross Cash Receipts from the Project for any fiscal period exceed the aggregate of the following items for such fiscal period:

                  (a) all operating costs and expenses incurred in the operation of the Project (whether incurred by the Borrower, or any other party), including, without limitation, real estate taxes and betterment assessments, administrative and office expenses, utility costs, insurance premiums, cleaning costs, legal and accounting fees, management fees for the Project and cash security deposits from tenants returned to tenants in cash to the extent the same were included as a part of Gross Cash Receipts;

                  (b) for tenancies of space in the Project, the cost and expense (including brokerage commissions) of leasing space in the Project and performing tenant improvement work;

                  (c) all fees and costs payable to the Management Companies under or pursuant to the Management Contracts;

paid in cash during such period. There shall not be deducted from Gross Cash Receipts amounts paid toward any capital improvements, whether or not a Permitted Capital Improvement. Further, without limitation, charges for income taxes; capital gain taxes, corporate excise taxes and similar taxes; interest, principal and other payments due to the Lender with respect to the Project Obligations; and depreciation, amortization, and other non-cash expenses shall not be deducted from Gross Cash Receipts in determining Net Operating Income.

Net Operating Income shall be determined on a consolidated basis for the Borrower.

Net Operating Income shall be determined on a cash basis, modified as described above, consistent with the basis used in the preparation of the computations of Net Operating Income furnished pursuant to ss.6.3 of this Agreement.

         Net Revenues From Operations. For any month, the Net Operating Income for such month, as adjusted by adding thereto any amount deducted from Gross Cash Receipts representing real estate taxes.

         Non-Disturbance, Attornment and Subordination Agreement. An agreement among the Lender, the Borrower and all Key Tenants under a Lease pursuant to which, among other things, such tenant agrees to subordinate its rights under the Lease to the lien of the Security Deed and agrees to recognize the Lender or its successor in interest as landlord under the Lease in the event of a foreclosure under the Security Deed.

         Non-Recourse Indebtedness. Non-Recourse Indebtedness shall mean and refer to any Indebtedness as to which the recourse of the creditor thereof is limited in all events to the collateral granted to such creditor.

         Note. The Note in the principal face amount of the Loan Amount dated as of the date hereof, made by the Borrower to the order of the Lender, together with any extension, renewal, replacement, substitution, or modification thereof.

         Obligations. All indebtedness, obligations and liabilities of the Borrower, or either of them, to the Lender, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including, without limitation, the Project Obligations.

         Obligor(s). The Borrower, Winthrop Financial Associates, A Limited Partnerhsip, or any one of them.

         Operating Cash Flow. For any fiscal period, an amount equal to the Net Operating Income for such period less any capital expenditures.

         Organizational Documents. For any corporation, partnership, trust, limited liability company, limited liability partnership, unincorporated association, business or other legal entity, the documents pursuant to which such entity has been established or organized, as such documents may be amended from time to time.

         Outstanding. With respect to the Advances or the Loan, the aggregate unpaid principal thereof as of any date of determination.

         Party(ies). Each Obligor; for Sherburne, each partner authorized to execute documents on behalf of Sherburne; and for the Trust, each trustee of the Trust.

         Permitted Capital Improvements. Any capital improvements to the Properties as may be approved in writing by the Lender (i) in the Annual Budget, or (ii)from time to time upon the request of the Borrower.

         Permitted Liens. Liens, security interests and other encumbrances, permitted by ss.8.1 and ss.8.4.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Personal Property. Any and all personal property of the Borrower, as to which the Lender shall be granted a security interest as provided in the Security Agreement.

         Pledge Agreement. The Pledge Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender.

         Pro-Forma Debt Service Charges. On any calculation date, the sum of
(i) the projected expenses of the Borrower for the next four (4) fiscal quarters for (x) interest charges on the Project Obligations based on an assumed interest rate that is equal to the greater of (A) the applicable Eurodollar Rate as of such calculation date based upon an Interest Period of three (3) months or (B) an interest rate equal to the ten (10) year Treasury Rate plus one and three-quarters (1.75%) percent and (y) projected fees payable hereunder or under the other Loan Documents, in connection with the Project Obligations plus (ii) projected principal payments due for next four (4) fiscal quarters on the Project Obligations.

         Project. The Land, Improvements and Personal Property.

         Project Approvals. All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting the Project, or otherwise necessary or desirable, for the ownership, use, occupancy and operation of the Project and the Improvements, whether obtained from a Governmental Authority or any other Person.

         Project Obligations. All indebtedness, obligations and liabilities of the Borrower, or either of them, to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, any of the other Loan Documents, or in respect of any of the Advances or the Note.

         Property(ies). The Land and Improvements.

         Record. Any record, including computer records, maintained by the Lender with respect to the balance due under the Loan.

         Registry. Nantucket County Registry of Deeds and the Nantucket County Registry District of the Land Court.

         Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition, ownership, use, occupancy and operation of the Project and the Improvements.

         Sale Agreement. The Purchase and Sale Agreement dated as of March 27, 1998, among the Borrower and others, as Seller, and Nantucket Island Resorts LLC, as Buyer.

         Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender.

         Security Deed. The Mortgage and Security Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender.

         Security Documents. The Security Deed, the Assignment of Leases and Rents, the Pledge Agreement, the Security Agreement, the Financing Statements, and any other agreement, document or instrument now or hereafter securing the Project Obligations.

         Sherburne. Sherburne Associates, a Massachusetts general partnership, having a usual place of business at 5 Cambridge Center, 9th Floor, Cambridge, Massachusetts 02147.

         Subsidiary(ies). Any corporation, partnership, association, trust, or other business entity of which the designated parent shall at any time own directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding voting interests therein.

         Taking. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

         Title Insurance Company. Chicago Title Insurance Company, with a usual place of business at 101 Federal Street, Boston, Massachusetts 02110.

         Title Policy(ies). ALTA title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an aggregate amount not less than the Loan Amount insuring the priority of the Security Deed and that the Borrower holds marketable fee simple title to each of the Properties, subject only to such exceptions as the Lender may approve, and shall contain such endorsements and affirmative insurance as the Lender in its discretion may require.

         Treasury Rate. The term "Treasury Rate" means the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates.

         Trust. Peter Braverman and Michael L. Ashner, as Trustees of SHERBURNE ASSOCIATES REALTY TRUST, under a Declaration of Trust dated January 30, 1987, filed for registration with the Nantucket Registry District of the Land Court as Document No. 39072 and recorded with the Nantucket Registry of Deeds in Book 268, Page 216, as amended as of the date hereof and as such may be further amended from time to time, the sole beneficiary of which is Sherburne.

         Type; Type of Loan. Any type of Loan available to the Borrower as set forth in Exhibit B, attached hereto.

         Uniform Commercial Code. The Uniform Commercial Code as in effect in The Commonwealth of Massachusetts.

         1.2 Rules of Interpretation.

                  (1) A reference to any Loan Document, agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (2) A reference to any Exhibit hereto shall be deemed to specifically incorporate the terms and provisions of such Exhibit herein.

                  (3) The singular includes the plural and the plural includes the singular.

                  (4) A reference to any law includes any amendment or modification to such law.

                  (5) A reference to any Person includes its permitted successors and permitted assigns.

                  (6) Accounting terms not otherwise defined herein have the meaning assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (7) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                  (8) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

2.       AGREEMENT TO MAKE LOAN; LIMITATIONS.

         2.1 Agreement to Make Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender on the Closing Date, a maximum aggregate principal amount equal to the Loan Amount.

         2.2 Advances Do Not Constitute a Waiver. Upon any Advance made by the Lender, the written waiver by Lender of any of the terms and conditions of this Agreement or the written waiver by the Lender of the failure by the Borrower to satisfy any such conditions, shall not have the effect of precluding the Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.

3.       THE NOTE, INTEREST RATE OPTIONS, REPAYMENT OF LOAN.

         3.1 The Note. The obligation of the Borrower to pay the Loan Amount or, if less, the aggregate unpaid principal amount of all Advances made by the Lender hereunder plus accrued interest thereon, shall be evidenced by the Note. In the event the Note is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of the Note, provided that the Lender delivers to the Borrower a lost-note affidavit and an indemnification in connection with the lost Note. The Note shall not be necessary to establish the indebtedness of the Borrower to the Lender on account of Advances made under this Agreement.

         3.2 The Record. The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of any Advance or at the time of receipt of any payment of the principal of the Note, an appropriate notation on the Lender's Record reflecting the making of such Advance or (as the case may be) the receipt of such payment.

         3.3 Interest on the Loan. The Loan shall bear interest at the interest rates, and such interest shall be payable, as set forth in Exhibit B.

         3.4 Interest Rate Selection; Conversion. The Borrower shall have such rights as are set forth in Exhibit B to select and, as applicable, Convert Loans from one Type of Loan to another Type of Loan.

         3.5 Default Interest/Late Charge.

                  (1) Upon the occurrence of an Event of Default, and only during the continuance thereof, at the Lender's option, the Loan and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the then applicable rate of interest under the Note until such amount shall be paid in full (after as well as before judgment) (the "Default Rate").

                  (2) In addition to other charges described in the Loan Documents, and without derogating from the right of the Lender to accelerate the Obligations upon the occurrence of an Event of Default, the Borrower shall pay to the Lender a late charge equal to three (3%) percent of any payment due under the Note which is not paid within ten
         (10) days of the due date thereof.

         3.6 Prepayment. The Borrower shall not have the right at any time to prepay the Note on or before the Maturity Date, as a whole, or in part, except as set forth in Exhibit B.

         3.7 Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all principal of the Loan outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.8 Payments of Principal of Loan. The Borrower promises to pay to the Lender the principal amount of the Loan in consecutive monthly installments of principal as shown on Exhibit A, annexed hereto, such installments to be due and payable on each Interest Payment Date.

4.       COMMITMENT FEE; PAYMENTS AND COMPUTATIONS.

         4.1 Commitment Fee. The Borrower agrees to pay to the Lender on or before the Closing Date a commitment fee in the amount of One Hundred and Twenty Thousand ($120,000.00) Dollars.

         4.2 Payments.

                  (1) All payments of principal, interest, fees and any other amounts due under the Note or under any of the other Loan Documents shall be sent to the Lender at P.O. Box 3012, Boston, Massachusetts 02241-3012, or at such other location in the Boston, Massachusetts area that the Lender may from time to time designate, in the billing invoice or otherwise, in immediately available funds in lawful money of the United States.

                  (2) All payments by the Borrower under the Note and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.

         4.3 Additional Costs, Etc. If any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (only if having the force of law), shall:

                  (a) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, or the Loan (other than taxes based upon or measured by the income or profits of the Lender or franchise or doing business taxes), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits or franchise or doing business taxes) of payments to the Lender of the principal of or the interest on any Loan or any other amounts payable to the Lender under this Agreement or the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (only if having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

                  (d) impose on the Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loan, or any class of loans or commitments of which any of the Loan forms a part;

and the result of any of the foregoing is

                  (i) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Loan, or

                  (ii) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of any of the Loan, or

                  (iii) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum; provided, however, (i) any payment of such additional amounts shall be without prepayment penalty or premium and (ii) the Borrower shall not be required to pay the additional amounts if within sixty (60) days of written demand thereof from the Lender to the Borrower, the Borrower pays in full the Obligations, as to which payment there shall be no prepayment penalty or premium.

         4.4 Capital Adequacy. If any applicable law, rule, regulation, guideline, directive or request (having force of law) regarding capital requirements enacted after the date hereof, or the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Loan made, or to be made, hereunder, which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) but for such adoption, change or compliance, by any amount deemed by the Lender to be material: (i) the Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay to the Lender as an additional fee from time-to-time on demand such amount as the Lender certifies to be the amount that will compensate it for such reduction; provided, however, (i) any payment of such additional fees shall be without prepayment penalty or premium and (ii) the Borrower shall not be required to pay the additional fees if within sixty (60) days of such notice from the Lender to the Borrower, the Borrower pays in full the Obligations, as to which payment there shall be no prepayment penalty or premium. In determining such amounts, the Lender may use any reasonable averaging and attribution methods.

         4.5 Charges Against Accounts.

                  (1) The Lender shall have the right and the Borrower hereby irrevocably authorizes the Lender, to charge the Cash Flow Account, without the further approval of the Borrower, for any installment of interest or principal due under the Note.

                  (2) After the occurrence of an Event of Default and only during the continuance thereof, the Lender shall have the right and the Borrower hereby irrevocably authorizes the Lender, to charge any account of the Borrower with the Lender (exclusive of any account in the Borrower's name as agent or fiduciary for any other Person), without the further approval of the Borrower, for (i) any installment of interest or principal due under the Note, (ii) any costs or expenses incurred by the Lender which are to be paid or reimbursed by the Borrower under the terms of this Agreement or any of the other Loan Documents or (iii) any other sums due to the Lender under the Note, this Agreement or any of the other Loan Documents, and any other Obligations, all to the extent that the same are not paid by the respective due dates thereof.

5. COLLATERAL SECURITY. The Obligations shall be secured by a perfected first priority mortgage lien and security in the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower represents, warrants, and covenants to the Lender as follows:

         6.1 Organization; Authority, Etc.

                  (1) Organization; Good Standing. The Trust is, and will at all times be, validly existing under the laws of the Commonwealth of Massachusetts. Sherburne is duly organized under the laws of the Commonwealth of Massachusetts pursuant to the Organizational Documents, and is, and will at all times be, validly existing under the laws of the Commonwealth of Massachusetts. To the best of the Borrower's knowledge, each of the Parties is, and will at all times be, duly organized and is, and will at all -- times be, validly existing, in good standing, and qualified to do business in each jurisdiction where failure to qualify will have a material adverse effect on such Obligor's business operations. Each Party has, and will at all times have, all requisite power to own its property and conduct its business as now conducted and as presently contemplated.

                  (2) Authorization. To the best of the Borrower's knowledge, the execution, delivery and performance of this Agreement and the other Loan Documents to which any Party is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Party, (ii) have been duly authorized by all necessary proceedings on the part of such Party, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Party, (iv) do not conflict with any provision of the Organizational Documents of such Party, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents and the Financing Statements in the appropriate public records with respect thereto.

                  (3) Enforceability. To the best of the Borrower's knowledge, the execution and delivery of this Agreement and the other Loan Documents to which each Obligor is or is to become a party will result in valid and legally binding obligations of such Obligor enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

         6.2 Title to Assets. The Borrower owns all of the assets reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of (i) in the ordinary course of business since that date or (ii) in accordance with the Sale Agreement).

         6.3 Financial Statements. There has been furnished to the Lender:

                  (1) The financial statements of the Borrower as of the Balance Sheet Date, as listed on Schedule 6.3;

                  (2) A statement of Gross Cash Receipts and Net Operating Income for each of the fiscal quarters ended since the Balance Sheet Date certified by Borrower's chief financial officer, partner or trustee as fairly presenting the cash receipts and disbursements of the Project for such period, such statement to be prepared on a basis consistent with the schedule of cash receipts and disbursements delivered pursuant to paragraph (a) above.

         6.4 No Material Changes, Etc. Since the Balance Sheet Date, to the best of the Borrower's knowledge, there has occurred no adverse change in the financial condition or business of each Person as shown on or reflected in the respective balance sheet as at the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes (i) in the ordinary course of business that have not had any material adverse effect either individually or in the aggregate on the business or financial condition of such Person or (ii) resulting from the consummation of the transaction provided for in the Sale Agreement and the Distributions provided for in ss.8.8, herein.

         6.5 Litigation. Except as otherwise disclosed in Schedule 6.5 hereto, to the best of the Borrower's knowledge, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any Obligor before any court, tribunal or administrative agency or board or any mediator or arbitrator that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the business, assets or financial condition of such Person, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will materially adversely affect the ability of the Borrower to construct, use and occupy the Improvements or to pay and perform the Project Obligations in the manner contemplated by this Agreement and the other Loan Documents.

         6.6 No Materially Adverse Contracts, Etc. To the best of the Borrower's knowledge, each Obligor is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. To the best of the Borrower's knowledge, each Obligor is not, and will not be, a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of such Person.

         6.7 Compliance With Other Instruments, Laws, Etc. To the best of the Borrower's knowledge, each Party is not, and will not at any time be, in violation of any provision of its Organizational Documents or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Party.

         6.8 Tax Status. Each Obligor and Subsidiary thereof (a) has made or filed, and will make or file in a timely fashion, all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid, and will pay when due, all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, (c) if a partnership, limited partnership, limited liability partnership, or limited liability company, has, and will maintain, partnership tax classification under the Code, and (d) has set aside, and will at all times set aside, on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the period to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers, partners or trustees of the Borrower know of no basis for any such claim. The Borrower has filed, and will continue to file, all of such tax returns, reports, and declarations either (i) separately from any parent or affiliate or (ii) if part of a consolidated filing, as a separate member of any such consolidated group.

         6.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

         6.10 Setoff, Etc. To the best of the Borrower's knowledge, the Collateral and the Lender's rights with respect to the

Collateral are not subject to any setoff, claims, withholdings or other defenses.

         6.11 Subsidiaries. The Borrower does not, and will not have any, Subsidiaries.

         6.12 Partners, Beneficiaries, Etc. Except as set forth in Schedule 6.12, the Trust has no other trustees or beneficiaries and Sherburne has no other partners.

         6.13 Availability of Utilities. To the best of the Borrower's knowledge, all utility services necessary and sufficient for the construction, use and operation of the Properties are presently, and will at all times be, available to the boundaries of the Land through dedicated public rights of way or through perpetual private easements, approved by the Lender, with respect to which the Security Deed creates a valid and enforceable first lien. To the best of the Borrower's knowledge, the Borrower has obtained all utility installations and connections required for the operation and servicing of the Properties for its intended purposes, and will furnish the Lender with evidence thereof.

         6.14 Access. The rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority, all such roads shall have been completed, and the right to use all such roads, or suitable substitute rights of way approved by the Lender, have been obtained and shall be maintained at all times for the Properties. All curb cuts, driveways and traffic signals required for the operation and use of the Properties are existing and shall be maintained at all times for the Properties.

         6.15 Condition of Properties. None of the Properties nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

         6.16 Compliance with Requirements. The Borrower has delivered to Lender various reports regarding the presence of hazardous materials, oil, asbestos and lead paint on the Properties. To the extent that these reports have identified the need to perform any further assessment or remediation of hazardous materials, oil, asbestos and lead paint effecting certain portions of the Properties, the Borrower agrees to comply with all Requirements with respect thereto.

         6.17 Project Approvals.

                  (1) Except as provided in Schedule 6.17, hereto, to the best of the Borrower's knowledge, the Borrower has obtained all Project Approvals. All such Project Approvals obtained by the Borrower are listed and described on Schedule 6.17 hereto, have been validly issued and are in full force and effect. All such Project Approvals are held in the name of the Borrower, except as set forth in Schedule 6.17. To the best of the Borrower's knowledge, no Project Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the Project, including any transfer pursuant to foreclosure sale under the Security Deed.

                  (2) The Borrower will duly perform and comply with all of the terms and conditions of all Project Approvals obtained at any time, including all Project Approvals listed and described on Schedules 6.17 hereto.

         6.18 Other Contracts.

                  (1) The Borrower has not made, and will not make any, contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise specifically pursuant to the terms of such contract or arrangement to a lien or encumbrance on the Collateral, other than the Loan Documents, without any court or other legal proceeding.

                  (2) Except for the Management Contract with Winthrop Management, the Borrower will not make, any contract or arrangement of any kind or type whatsoever, with any affiliate of the Borrower unless such contract or arrangement is on substantially the same terms as would be generally available to the Borrower in an arm's length contract or arrangement with a third party.

         6.19 Violations. The Borrower has received no notices of, or has any knowledge of, any violations of any applicable Requirements or Project Approvals.

7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as the Loan is outstanding or the Lender has any obligation to make Advances:

         7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Note, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Note, this Agreement and such other Loan Documents.

         7.2 Correction of Defects. The Borrower will promptly after becoming aware thereof correct or cause to be corrected all material defects in the Improvements.

         7.3 Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, which records and books will not be maintained on a consolidated basis with those of any other Person, including, any Obligor, Subsidiary of the Borrower, or parent or affiliate of the Borrower, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves, all of which accounts shall not be commingled with accounts of any other Person, including any Obligor, Subsidiary of the Borrower, or parent or affiliate of the Borrower, and (c) in order to assist the Lender in monitoring the financial condition of the Borrower and the Collateral, except as may be otherwise agreed by the Lender, maintain, or cause to be maintained, at the Lender substantially all operating accounts of the Borrower.

         7.4 Financial Statements and Information. The Borrower will deliver, or cause to be delivered, to the Lender:

                  (1) as soon as practicable, but in any event not later than ninety (90) days after the end of each calendar year, the consolidated audited balance sheet of Nantucket Island Associates Limited Partnership and the Borrower at the end of such year, and the related audited statement of income, statement of retained earnings, changes in capital, and statement of cash flows for such year, each setting forth in comparative form the figures for the previous calendar year, as such comparative information relates to the Properties, and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Immowitz & Koenig and Company, LLP or by another independent certified public accountant acceptable to the Lender, and the Form 10-K filed with the Federal Securities and Exchange Commission, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default under this Agreement, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lender for failure to obtain knowledge of any Default of Event of Default;

                  (2) as soon as practicable, but in any event not later than forty-five (45) days after the end of each calendar quarters, copies of the consolidating unaudited financial statements for Nantucket Island Associates Limited Partnership and the Borrower as at the end of such quarter for the portion of the calendar year then elapsed, setting forth in comparative form the figures for the previous calendar year, as such comparative information relates to the Properties, all in reasonable detail and prepared in accordance with generally accepted accounting principles, and the Form 10-Q filed with the Federal Securities and Exchange Commission, together with a certification by the principal financial or accounting officer, or partner of Nantucket Island Associates Limited Partnership that the information contained in such financial statements fairly presents the financial position of Nantucket Island Associates Limited Partnership and the Borrower on the date thereof (subject to year-end adjustments) and that, in making the examination necessary to said certification, such Person has obtained no knowledge of any Default or Event of Default under this Agreement;

                  (3) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of Nantucket Island Associates Limited Partnership and the Borrower which are not reflected in such financial statements or referred to in the notes thereto, and a statement of projected cash flows of the Borrower for the current calendar year, all in reasonable detail and certified by the principal financial or accounting officer of Nantucket Island Associates Limited Partnership;

                  (4) simultaneously with the delivery of the financial statements referred to in clause (a) above, a statement in the form of Exhibit C, attached hereto, signed by the principal financial or accounting officer, partner or trustee of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.8.9;

                  (5) on or before each January 31, (i) an annual business plan for the Borrower including, without limitation, a leasing report setting forth the Borrower's efforts to market and lease the then unleased space in the Improvements and the results of such efforts and
         (ii) an Annual Budget for the next calendar year, which Annual Budget shall be subject to the Lender's approval;

                  (6) within forty-five (45) days after the end of each calendar year, an annual certified rent roll and lease receivable aging as of the end of such fiscal year;

                  (7) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders, partners, members, or beneficiaries of the applicable Obligor or Nantucket Island Associates Limited Partnership; and

                  (8) from time to time such other financial data and information (including quarterly financial reports and accountants' management letters) as the Lender may reasonably request and that is reasonably available.

         7.5 Insurance.

                  (1) The Borrower will obtain and maintain insurance with respect to the Project and the operations of the Borrower as required by the Security Deed.

                  (2) The Borrower will provide the Lender with certificates evidencing such insurance upon the request of the Lender.

                  (3) The Borrower will obtain and maintain flood insurance in an amount prescribed by Lender.

         7.6 Liens and Other Charges. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property, except for those being contested in good faith and pursuant to appropriate proceedings.

         7.7 Inspection of Project and Books, Appraisals.

                  (1) The Borrower shall permit the Lender and the any consultant retained by the Lender, at the Borrower's expense, to visit and inspect Project and will cooperate with the Lender during such inspections.

                  (2) The Borrower shall permit, or cause to permit, the Lender at the Borrower's expense to visit and inspect the Properties, to examine the books of account of the Borrower and any other Obligor (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of such Person with, and to be advised as to the same by, its officers, partners, or trustees, all at such reasonable times and intervals as the Lender may reasonably request; provided that so long as no Event of Default shall have occurred and be continuing, the expenses associated with the investigation of the books of account of each Obligor shall be borne by the Lender.

                  (3) The Lender shall have the right to obtain from time to time, at the Borrower's cost and expense, updated Appraisals of the Project, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with one such Appraisal during any twenty-four (24) month period.

                  (4) The costs and expenses incurred by the Lender in obtaining such Appraisals and after the occurrence of an Event of Default and only during the continuance thereof, the costs and expenses incurred by the Lender in performing such inspections shall be paid by the Borrower forthwith upon billing or request by the Lender for reimbursement therefor.

         7.8 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, or will cause each Obligor and each Subsidiary thereof to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted and, in the case of the Borrower, all Requirements, (b) the provisions of its Organizational Documents, (c) all agreements and instruments by which it or any of its properties may be bound, including, in the case of the Borrower, the Key Leases, the Management Contracts, all construction contracts and all restrictions, covenants and easements affecting the Project, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including, in the case of the Borrower, all Project Approvals.

         7.9 Use of Proceeds. The Borrower will use the proceeds of the Loan solely for the purpose of refinancing existing indebtedness on the Properties.

         7.10 Leases. The Borrower will make reasonable efforts to market and lease the leaseable area of the Improvements. Further, the Borrower will comply with the terms and conditions of the Security Documents relating to any and all Leases.

         7.11 Further Assurance of Title. If at any time the Lender or the Lender's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Security Deed and/or the Security Agreement as a first lien or security interest on the Project, then the Borrower shall, within ten (10) days after written notice from the Lender, do all things and matters reasonably necessary, to assure to the reasonable satisfaction of the Lender and the Lender's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Security Deed and/or the Security Agreement as a first lien or security interest on the Project.

         7.12 Deposit of Income.

                  (1) The Borrower shall cause the tenants, occupants and licensees under the Leases, the Management Companies, and any other account debtor of the Borrower, to directly deposit in the Depository Account any and all sums due the Borrower.

                  (2) Any Gross Cash Receipts, other proceeds of Collateral or other proceeds from the operation, ownership and development of the Project received by the Borrower, whether in the form of cash, checks, notes or other instruments, shall be deposited daily in the Depository Account.

                  (3) The Borrower shall cause the Depository Account Bank, and if applicable, the Management Company, to execute and deliver to the Lender a letter evidencing the relative rights of the Lender and the Borrower in and to the funds in the Depository Account (the "Depository Account Letter"), such letter to be in form and substance satisfactory to the Lender.

                  (4) The funds in the Depository Account shall be utilized by the Management Companies to pay the costs and expenses of operating the Project based upon the Annual Budget, exclusive of the payment of the costs of Permitted Capital Improvements, the payments of interest and principal due on the Loan, and real estate taxes.

                  (5) The Borrower's interest in and to the Depository Account shall be pledged as additional and collateral security for the Obligations as provided in the Pledge Agreement.

         7.13 Further Assurances.

                  (1) Regarding Preservation of Collateral. The Borrower will execute and deliver to the Lender such further documents, instruments, assignments and other writings, and will do such other acts reasonably necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Lender may reasonably require.

                  (2) Regarding this Agreement. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         7.14 Interest Rate Protection Agreement. The Borrower shall maintain the Interest Rate Protection Agreement in full force and effect during the term of the Loan, and shall not, without the written consent of the Lender, modify, terminate, or transfer such Interest Rate Protection Agreement during such period.

         7.15 Notices. The Borrower will promptly after becoming aware thereof notify the Lender in writing of (i) the occurrence of any Default or Event of Default; (ii) the occurrence of any other event which may have a material adverse effect on the Project or the business or financial condition of any Obligor; or (iii) the receipt by the Borrower of any notice of default or notice of termination with respect to any Management Contract.

         7.16 Other Affirmative Covenants. The Borrower will:

                  (1) Remain solvent and pay all of its Indebtedness from its assets as the same become due;

                  (2) At all times hold itself out to the public as a legal entity, separate and distinct from any other Person, including any Obligor, Subsidiary of the Borrower, or any parent or affiliate of the Borrower; and

                  (3) Maintain adequate capital for the normal obligations reasonably foreseeable for a business of its size and character and in light of its contemplated business operations.

         7.17 Management Contracts.

                  (1) The Borrower has entered into the Management Contracts, which Management Contracts have been approved by the Lender. In connection with the approval of any replacement Management Companies or replacement Management Contracts:

                           (1) the Management Company or holder of the stock or
                  partnership interest therein, shall be a Person whose character, financial strength, stability and experience is reasonably acceptable to the Lender and who shall have experience managing complexes of a type and size reasonably similar to the Project;

                           (2) the Borrower shall pay the reasonable fees,
                  costs and expenses of Lender and Lender's counsel incurred in connection with the review and approval of any such Management Company; and

                           (3) the terms of any Management Contract affecting
                  the Collateral must be reasonably acceptable to Lender in all respects.

                  (2) The Borrower shall, from time to time, use its reasonable efforts to obtain from the Management Company under the Management Contract such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Contract as may be requested by Lender, to the extent to which the Management Contract requires the Management Company to execute and deliver such certificates of estoppel. The Borrower shall include within any replacement Management Contract an agreement by the Management Company to provide such Certificates of Estoppel as may be reasonably requested by the Lender.

                  (3) Each Management Company shall consent to the assignment of the Management Contract to the Lender and shall enter into an agreement with the Lender relative to (i) the recognition of the Lender or any successor in the event of the exercise by the Lender of its rights, upon the occurrence of an Event of Default, and (ii) the right of the Lender to terminate the Management Contract upon thirty
         (30) days notice upon the occurrence of an Event of Default, without the payment of any termination or other fee or charge.

         7.18 Cash Flow Account.

                  (1) Borrower shall create the Cash Flow Account into which the Borrower shall cause to be deposited (i) from the Depository Account, monthly no later than the 15th day of each month, the Net Revenues From Operations for the prior month, and (ii) any and all other Gross Cash Receipts, except to the extent such Gross Cash Receipts are deposited in the Depository Account to maintain the Minimum Balances required with respect thereto.

                  (2) Prior to the occurrence of an Event of Default (to the extent such funds are available in the Cash Flow Account):

                           (1) upon the written request of the Borrower, if the
                  projected expenses of operating the Project for any month as set forth in the Annual Budget exceed the anticipated Gross Cash Receipts for such month, the Lender shall transfer from the Cash Flow Account to the Depository Account designated by the Borrower the amount of such shortfall; and

                           (2) on the last business day of June, July, August
                  and September of each year, an amount equal to one-fourth (1/4th) of the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments, betterments and all government charges of every name and restriction which may be levied on any Property, shall be paid to the Lender to be held as provided in Section 2 of the Security Deed; and

                           (3) the Lender may charge the Cash Flow Account for
                  the monthly installments of principal and interest due under the Note, as provided for in ss.4.5, herein; and

                           (4) the Lender shall release to the Borrower funds
                  sufficient to pay the costs and expenses of Permitted Capital Improvements, provided the Borrower shall have delivered a written request for the disbursement to Lender (1) setting forth the amount of the requested disbursement, (2) containing certifications from the Borrower that the work for which the disbursement is requested has been completed and is a Permitted Capital Improvement, (3) the costs are in accordance with the Annual Budget, or as otherwise approved in writing by the Lender, and the costs to be paid are then due and payable and (4) such other evidence of completion of work as may be requested by Lender; and

                           (5) the Lender shall release to the Borrower, from
                  time to time, upon the request therefor, funds sufficient to pay distributions allowed under ss.8.8(a), herein.

                  (3) The Cash Flow Account shall be held by Lender as additional and collateral security for the Obligations as provided in the Pledge Agreement.

                  (4) The Cash Flow Account shall be an interest bearing account maintained at the Lender. Lender shall have no liability for fluctuations in interest rate or for the amount of interest earned on the account. Interest earned on the Cash Flow Account shall be disbursed as provided for above until such time as the account is released to the Borrower or the proceeds are applied by Lender to the payment of the Obligations as provided herein.

8. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as the Loan is outstanding:

         8.1 Restrictions on Easements, Covenants and Restrictions. The Borrower will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Properties or the use and occupancy of the Properties or any part thereof without obtaining the prior approval of the Lender, except for the following:

                  (1) A certain Cross Easement Agreement dated June 10, 1998, by and between Nantucket Boat Basin LLC and the Trust, which shall be recorded with the Registry prior to the recording of the Security Deed; and

                  (2) A certain Loan Term Lease dated June 10, 1998, by and between Nantucket Boat Basin LLC and the Trust, Notice of which Lease shall be recorded with the Registry prior to the recording of the Security Deed.

         8.2      No Amendments, Terminations or Waivers.

                  (1) The Borrower will not amend, supplement or otherwise modify in any material respect, whether by change order or otherwise, any of the terms and conditions of the Management Contract, without in each case the prior approval of the Lender.

                  (2) The Borrower will not, directly or indirectly, terminate or cancel, or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party under, the Management Contracts, without in each case the prior approval of the Lender to the replacement Management Company and the replacement Management Contract.

                  (3) The Borrower will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any obligations or any other party under the Management Contracts.

                  (4) The Borrower will not, directly or indirectly, amend, or allow the amendment of, any of the Organizational Documents of the Borrower in any material respect.

         8.3 Restrictions on Indebtedness. The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (1) Indebtedness to the Lender arising under any of the Loan Documents;

                  (2) current liabilities of the Borrower relating to the Project, incurred in the ordinary course of business but not incurred through (i) the borrowing of money, except as set forth in (a), above, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; and

                  (3) Indebtedness relating to the Project, in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.6.8 and ss.7.6.

         8.4 Restrictions on Liens, Etc. The Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (c) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, unless being contested in good faith and pursuant to appropriate proceedings; or (d) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

                  (1) statutory liens relating to the Project, to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (2) liens under Section 1 or Section 2 of the Mechanic's Lien Law;

                  (3) liens in favor of the Lender under the Loan Documents;

                  (4) other liens on the Project consisting of easements, rights of way, covenants and restrictions if and to the extent the same are disclosed on the Title Policy and have been approved by the Lender.

         8.5 Restrictions on Loan and Investments. The Borrower will not make or permit to exist or to remain outstanding any loan by the Borrower to any Person or any Investment except Investments in:

                  (1) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (2) demand deposits and bankers acceptances of United States banks having total assets in excess of $1,000,000,000;

                  (3) certificates of deposit and time deposits of United States banks having total assets in excess of $1,000,000,000 that mature within one (1) year from the date of purchase by the Borrower;

                  (4) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; and

                  (5) short term or demand loans to any Subsidiary or affiliate thereof made in the ordinary course and consistent with past practices.

         8.6 Merger, Consolidation, Conversion, Business Operations, and Ownership and Disposition of Assets.

                  (1) The Borrower shall not own any assets other than the Project or other assets incidental to the ownership or operation of the Project.

                  (2) The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition.

                  (3) The Borrower will not become a party to or agree to or effect any disposition of the Project or any part thereof.

                  (4) The Borrower will not convert into any other type of entity, including, without limitation, a limited liability partnership or a limited liability company.

                  (5) The Borrower will not engage in any business operations other than those necessary for the ownership, construction, management, or operation of the Project.

         8.7 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         8.8 Distributions. The Borrower will not make any Distributions; provided, however, prior to the occurrence of an Event of Default, the Borrower shall be allowed to make Distributions for the following:

                  (1) Administrative Fees. The Borrower may distribute funds from operations to pay administrative fees, expenses and reimbursements (including, without limitation, legal, accounting and investor service fees) of Borrower, any Obligor, or Nantucket Island Associates Limited Partnership; and

                  (2) Proceeds of Sale of Certain Assets and other Distributions. Concurrently with the closing hereof, the Borrower shall have received proceeds from the sale contemplated in the Sale Agreement. The proceeds of such sale and the funds held as of the date hereof in a certain Cash Flow Account established pursuant to a certain Loan Agreement dated February 26, 1997, by and between the Borrower and the Lender, may be distributed by the Borrower in the manner previously disclosed to the Lender.

         8.9 Financial Covenants. The Borrower covenants and agrees that, so long as the Loan is outstanding:

                  (1) Ratio of Operating Cash Flow to Pro-Forma Debt Service Charges. The Borrower will not, at the end of any fiscal quarter, permit Operating Cash Flow (as determined in a manner satisfactory to the Lender) for the prior four (4) fiscal quarters (inclusive of the subject fiscal quarter) to be less than 175% of Pro-Forma Debt Service Charges (as determined in a manner satisfactory to the Lender) for the next four (4) fiscal quarters.

                  (2) Appraised Value. The Borrower will not permit the outstanding principal amount of the Loan to exceed fifty-five (55%) percent of the Appraised Value of the Project.

         8.10 Other Negative Covenants. The Borrower will not:

                  (1) Seek the dissolution or winding up, in whole or in part, of the Borrower or voluntarily file, or consent to the filing of, a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceedings; and

                  (2) Commingle any of its accounts with accounts of any other Person, including, any Obligor, Subsidiary of the Borrower, or parent or affiliate of the Borrower.

9. CONDITIONS TO CLOSING AND ADVANCE OF LOAN PROCEEDS. The obligation of the Lender to make any Advance shall be subject to the satisfaction of the following conditions precedent:

         9.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

         9.2 Contracts. The Borrower shall have delivered to the Lender correct and complete photocopies of the Management Contracts and all other executed management, brokerage, sales, leasing or other agreements for the Project.

         9.3 Leases. The Key Leases shall be in full force and effect, and shall be in form and substance satisfactory to the Lender. The Borrower shall use reasonable efforts to obtain and deliver to the Lender on or after the Closing Date a fully executed Non-Disturbance, Attornment and Subordination Agreement from each Key Tenant, in the form reasonably acceptable to the Lender.

         9.4 Certified Copies of Organization Documents. The Lender shall have received from each of the Parties a certified copy of its Organization Documents as in effect on such date of certification, such Organizational Documents to be in form and substance satisfactory to the Lender.

         9.5 Resolutions. All action necessary for the valid execution, delivery and performance by each Party of this Agreement and the other Loan Documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from each such Person true copies of the resolutions authorizing the transactions described herein, each certified as of a recent date to be true and complete.

         9.6 Incumbency Certificate; Authorized Signers. The Lender shall have received from each Party an incumbency certificate, dated as of the Closing Date, giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to submit requisitions; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         9.7 Validity of Liens. The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first lien and security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such lien and security interest shall have been duly effected. The Lender shall have received evidence thereof in form and substance reasonably satisfactory to the Lender.

         9.8 Deliveries. The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

                  (1) Insurance. Duplicate originals or certified copies of all policies of insurance required by the Security Deed or hereunder to be obtained and maintained.

                  (2) Real Estate Requirements: To the extent requested by Lender for any Property, such requirements typical of a first mortgage real estate loan, including, without limitation, (i) evidence of all applicable permits, licenses, and approvals, (ii) title insurance in favor of the Lender from an acceptable insurer, with such co-insurance as may be required by the Lender, (iii) flood insurance or evidence of inapplicability, (iv) property insurance in an acceptable amount and with respect to agreed upon risks, (v) evidence of payment of real estate taxes, and (vii) rent roll and copies of lease.

                  (3) Title Policies. The Title Policies, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

                  (4) Environmental Report, Etc.

                           (1) An update of the environmental site reports
                  delivered to the Lender in connection with the loan arrangement evidenced by that certain Loan Agreement dated February 26, 1997, by and between the Borrower and the Lender.

                           (2) Without limiting the generality of the
                  foregoing, Lender must be satisfied as to the terms and conditions of the obligation by a former owner of the Properties to reimburse certain costs and expenses relative to the environmental assessment, containment and remediation of the Properties, including, without limitation, the funds which have been deposited in connection therewith. The Borrower's interest in the account into which such funds have been deposited shall be pledged to the Lender as additional and collateral security for the Obligations.

                  (5) Structural and Building Inspection Report For the specific Properties as requested by Lender, a structural inspection report completed by an engineer approved by Lender, with respect to the acceptable condition of the Improvements comprising the Properties and all building systems.

                  (6) Form Leases. The standard form of commercial and residential Lease to be used by the Borrower in connection with the Improvements.

                  (7) Depository Account. Borrower will establish the Depository Accounts with the Depository Account Banks and cause the Depository Account Bank to deliver the Depository Account Letter to the Lender.

                  (8) Other Accounts. Borrower will establish the Cash Flow Account with the Lender.

                  (9) Management Contracts.

                           (1) Each Management Contract, together with an
                  agreement executed by the Management Company providing for the (1) consent to the assignment of the Management Contract to the Lender, (2) recognition of the Lender or any successor in the event of the exercise by the Lender of its rights, upon the occurrence of an Event of Default,(3) right of the Lender to terminate the Management Contract upon thirty (30) days notice upon the occurrence of an Event of Default, without the payment of any termination fee or other charge, and (4) agreement by the Management Company to deposit any and all payments due to the Borrower in the Depository Account.

                           (2) To the extent that any Gross Cash Receipts,
                  other proceeds of Collateral or other proceeds from the operation, ownership and development of the Project, are deposited in accounts maintained by the Management Company, such documents, instruments and agreements as may be required by the Lender to grant to the Lender a perfected pledge and security interest in the said accounts to secure the Obligations.

         9.9 Legal and Other Opinions. The Lender shall have received favorable opinions in form and substance satisfactory to the Lender and the Lender's counsel, addressed to the Lender and dated as of the Closing Date, from counsel to the Borrower acceptable to the Lender, as to such matters as the Lender shall reasonably request.

         9.10 Lien Search. The Lender shall have received a certification from Title Insurance Company or counsel satisfactory to the Lender (which shall be updated from time to time at the Borrower's expense upon request by the Lender) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral.

         9.11 Appraised Value. The Lender shall have determined that the Project has an Appraised Value of at least $21,900,000.00.

         9.12 Debt Service Charges. The financial reports for the period ending with the first calendar quarter of 1998 shall evidence an Operating Cash Flow (as determined in a manner satisfactory to the Lender) for the prior four (4) fiscal quarters not less than 175% of Pro-Forma Debt Service Charge (as determined in a manner satisfactory to the Lender) for the next four (4) calendar quarters.

         9.13 Commitment Fee. The Borrower shall have paid to the Lender the commitment fee pursuant to ss.4.1.

         9.14 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Advance of the proceeds of the Loan, and there shall exist no Default or Event of Default.

         9.15 Representations and Warranties. The representations or warranties made by the Obligors in the Loan Documents or otherwise made by or on behalf of the Obligors in connection therewith shall have been true and correct in all respects when made and shall be true and correct in all respects on the date of any Advances.

         9.16 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and the Lender's counsel in form and substance, and the Lender shall have received all information and such counterpart origi-nals or certified copies of such documents and such other certificates, opinions or documents as the Lender and the Lender's counsel may reasonably require.

         9.17 Waiver. Any written waiver by the Lender of any of the conditions precedent contained herein for the Closing and any Advance shall not be deemed to be a waiver by the Lender of such conditions precedent for any subsequent Advance, if any, or any other obligation of the Lender hereunder.

10.      EVENTS OF DEFAULT AND REMEDIES.

         10.1 Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

                  (1) any failure by the Borrower to pay, within ten (10) Business Days of the due date, any interest on or principal of or other sum payable under the Note; or

                  (2) any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Lender under this Agreement and the continuance of such failure for a period of ten
         (10) days after notice thereof from the Lender; or

                  (3) title to the Collateral is or becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (other than as provided for in the Title Policy), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within thirty (30) days after notice thereof from the Lender to the Borrower, provided, however, in the event that the cure of any such matter by its nature cannot be accomplished within said thirty (30) day period, such matter shall not be an Event of Default until the expiration of an additional sixty
         (60) days without the cure thereof if (i) the Borrower commences the cure thereof within the initial thirty (30) day period and (ii) diligently pursues such cure; or

                  (4) any refusal by the Title Insurance Company to insure any Advance as being secured by the Security Deed as a valid first lien and security interest on the Project and continuance of such refusal for a period of twenty (20) days after notice thereof by the Lender to the Borrower; or

                  (5) the Project, or any part thereof having a value as determined by the Lender in excess of $1,000,000.00, is injured by an uninsured fire, explosion, accident, flood or other casualty; or

                  (6) any failure by the Borrower to duly observe or perform any term, covenant, condition or agreement contained in ss.8.9 hereof and such failure is not cured within thirty (30) days after notice thereof from the Lender to the Borrower, provided, however, in the event that the cure of any such failure by its nature cannot be accomplished within said thirty (30) day period, such failure shall not be an Event of Default until the expiration of an additional sixty
         (60) days without the cure thereof if (i) the Borrower commences the cure thereof within the initial thirty (30) day period and (ii) diligently pursues such cure; or

                  (7) any representation or warranty made or deemed to be made by or on behalf of any Obligor in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

                  (8) any dissolution, termination, partial or complete liquidation, merger or consolidation of any Obligor, or any sale, transfer or other disposition of all or substantially all of the assets of any Obligor, other than as permitted under the terms of this Agreement; or

                  (9) any change in the legal or beneficial ownership of any Obligor; or

                  (10) any change in the control of the management of any Obligor, or the giving up or relinquishment of such control by the Person(s) who is(are) charged with the exercise of such responsibilities on the date hereof; or

                  (11) any failure by any Obligor to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound evidencing or securing borrowed money or credit received, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof to accelerate the maturity thereof, if the consequences of such failure have had or will have (in the Lender's reasonable judgement) a materially adverse effect on the said Obligor; or

                  (12) any Obligor shall file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against any such Person in any involuntary petition in bankruptcy under Title 11 of the United States Code, or any such Person shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or such Person shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of such Person, or of all or any substantial part of its respective property, or such Person shall make an assignment for the benefit of creditors, or such Person shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operation; or

                  (13) the (i) filing of an involuntary petition against any Obligor under Title 11 of the United States Code or seeking any other reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property and (ii) the expiration of sixty (60) days from such filing without the dismissal thereof; or

                  (14) any uninsured final judgment shall be rendered against any the Borrower and shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive; provided, however, only if the amount of such final judgement (after the expiration of any applicable appeal period) is in excess of $500,000.00 for the Borrower; or

                  (15) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any Obligor which is a party thereto or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (16) any failure by any Obligor to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after notice thereof from the Lender provided, however, in the event that the cure of any such failure by its nature cannot be accomplished within said thirty (30) day period, such failure shall not be an Event of Default until the expiration of an additional sixty (60) days without the cure thereof if (i) the Obligor commences the cure thereof within the initial thirty (30) day period and (ii) diligently pursues such cure; or

                  (17) any "Event of Default", as defined in any of the other Loan Documents, shall occur.

         10.2 Termination of Advances and Acceleration. If any one or more of the Events of Default shall occur, the Lender may by notice to the Borrower declare its obligations to make Advances hereunder to be terminated, whereupon the same shall terminate and the Lender shall be relieved of all obligations to make Advances to the Borrower, and/or declare all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that if any one or more of the Events of Default specified in ss.10.1(l),or ss.10.1(m), above, shall occur with respect to any Obligor, the Lender's obligations to make Advances hereunder automatically shall so terminate and all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, automatically shall become and be immediately so due and payable, without any declaration or other act on the part of the Lender.

         10.3 Remedies. If any one or more of the Events of Default shall have occurred, and whether or not the Lender shall have terminated its obligations to make Advances or accelerated the maturity of the Loan pursuant to ss.10.2 the Lender may, during the continuance thereof, proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Lender shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         10.4 Distribution of Collateral Proceeds. In the event that, following the occurrence and only during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (1) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

                  (2) Second, to all other Obligations in such order or preference as the Lender may determine; provided, however, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (3) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (4) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         10.5 Power of Attorney. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Article after the occurrence of an Event of Default and only during the continuance thereof, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Article, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

         10.6 Waivers. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Docu ments, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

11. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held, however, exclusive of any deposits in the Borrower's name as agent or fiduciary for any other Person) or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of the Obligations and any and all other Obligations.

12. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income, franchise taxes or doing business taxes), including any recording, mortgage or intangibles taxes in connection with the Security Deed, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) all title insurance premiums, and the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Lender incurred in connection with the preparation, administration or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all Appraisal fees and surveyor fees) (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lender, but excluding any other internal costs or overhead charges of Lender) and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any Obligor or the administration thereof after the occurrence of a Default or Event of Default and only during the continuance thereof, and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or any Party, and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section shall survive payment or satisfaction of payment of all amounts owing with respect to the Note.

13. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitations, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the Project whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (e) any actual or alleged violation of any Requirements or Project Approvals, or (f) the Borrower or any Party entering into or performing this Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender's willful misconduct or gross negligence. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section shall survive the repayment of the Loan and shall continue in full force and effect with respect to any claim, action or suit made upon the Lender on or before one (1) year after the date of the repayment of the Loan. If, and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

14. RIGHTS OF THIRD PARTIES. All conditions to the performance of the obligations of the Lender under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, the Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by the Borrower of the Improvements or the absence therefrom of defects.

15. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any Party pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Advances, as herein contemplated, and shall continue in full force and effect either (i) so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender has any obligation to make any Advances or (ii) for such longer period as may be provided for herein or in any other Loan Document. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of any Party or any Subsidiary thereof pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person.

16.      ASSIGNMENT AND PARTICIPATION.

         16.1 Conditions to Assignment by Lender. Except as provided herein, the Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement. From and after the effective date of any such assignment and notice thereof to the Borrower,
(i) the assignee thereunder shall be deemed to be a party hereto and, to the extent agreed to by the Lender, have the rights and obligations of a Lender hereunder, and (ii) the Lender shall, to the extent of its interest assigned as provided herein, be released from its obligations under this Agreement arising from and after the date of such assignment.

         16.2 New Notes, Agreement. Upon any such assignment by the Lender, the Borrower, at its own expense, shall execute and deliver to the Lender (a) in exchange for the Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee and, if the Lender has retained some portion of its obligations hereunder, a new Note to the order of the Lender in an amount equal to the amount retained by it hereunder and (b) an amendment to this Agreement and any other Loan Documents, as may be reasonably requested by the Lender, to evidence the assignment, provide for the rights and interest of the assignee, and establish the rights, responsibilities and obligations of the Lender as agent for itself and any such assignee. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

         16.3 Participations. The Lender may sell participations to one or more banks or other entities in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) any such sale of participations shall not affect the rights and duties of the Lender hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Loan, extend the term or increase the amount of the Loan or extend any regularly scheduled payment date for principal or interest.

         16.4 Pledge by the Lender. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

         16.5 No Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

17. RELATIONSHIP. The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

18. NOTICES. Except as otherwise provided herein or in any other Loan Document, each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement or any other Loan Document (hereinafter in this Section referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:

               If to the Lender;

                    BankBoston, N.A.
                    100 Federal Street
                    Boston, Massachusetts 02110
                    Attn: Real Estate Division

               With a copy to:

                    Riemer & Braunstein
                    Three Center Plaza
                    Boston, Massachusetts 02110
                    Attn: Steven J. Weinstein, Esquire

               If to the Borrower:

                    Sherburne Associates
                    5 Cambridge Center, 9th Floor
                    Cambridge, Massachusetts 02147
                    Attn: Peter Braverman

                    Sherburne Associates Realty Trust
                    5 Cambridge Center, 9th Floor
                    Cambridge, Massachusetts 02147
                    Attn: Peter Braverman

               With a copy to:

                    Post & Heymann, LLP
                    Suite 214
                    100 Jericho Quadrangle
                    Jericho, New York 11753
                    Attn: William W. Post, Esquire

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, the Borrower or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

19. GOVERNING LAW. This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein, are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law).

20. CONSENT TO JURISDICTION; WAIVERS. THE BORROWER AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN

         DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, AND (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER, EACH PARTY, AND THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER AND EACH PARTY TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

21. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

22. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
         Article 24.

24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the Lender hereunder during the continuance of any Default or Event of Default shall constitute a waiver thereof. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

25. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

26. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

27. NONRECOURSE LOAN. EXCEPT AS PROVIDED IN 28 BELOW AND AS PROVIDED IN THE GUARANTY AND THE INDEMNITY AGREEMENT, NOTWITHSTANDING ANY TERMS OR PROVISIONS HEREOF OR IN ANY OTHER LOAN DOCUMENTS TO THE CONTRARY, THE RIGHTS OF THE LENDER HEREUNDER ARE LIMITED TO THE BORROWER'S RIGHT, TITLE AND INTEREST IN ANY COLLATERAL IN WHICH THE LENDER HAS BEEN, OR MAY BE, EXPRESSLY GRANTED AN INTEREST BY THE BORROWER PURSUANT TO ANY OF THE LOAN DOCUMENTS, WITH NO FURTHER RECOURSE AVAILABLE HEREUNDER AGAINST THE BORROWER, OR ANY PARTNER, TRUSTEE, BENEFICIARY, SHAREHOLDER OR DIRECTOR OF THE BORROWER OR OF ANY PARTNER OR BENEFICIARY OF THE BORROWER, THE LENDER AGREEING TO LOOK SOLELY TO SUCH COLLATERAL FOR THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS.

28. Limited Recourse to Exculpated Party. Except as provided in the Indemnity Agreement and the Guaranty, the Loan shall be on a limited recourse basis to the Borrower, the partners of Sherburne and the beneficiaries of the Trust. The Borrower, the partners of Sherburne and the beneficiaries of the Trust(each of whom is an "Exculpated Party"), shall be exculpated from all personal liability for the payment of interest on and principal of the Loan and for the performance of any of the terms and conditions contained in any of the Loan Documents and shall have no liability thereunder except for the following:

                           (1) an Exculpated Party shall be liable for a
                  willful breach by such Exculpated Party of the provisions limiting payments or distributions by the Borrower;

                           (2) an Exculpated Party shall be liable for fraud by
                  such Exculpated Party;

                           (3) an Exculpated Party shall be liable for any
                  breach of warranty or misrepresentation by such Exculpated Party which was known to be false when made; and

                           (4) an Exculpated Party shall be liable for any
                  misappropriation of the proceeds of the Loan, insurance proceeds from any casualty or loss, proceeds of any condemnation award, Gross Cash Receipts, received by such Exculpated Party or paid or disbursed by such Exculpated Party, in breach of the terms and provisions of the Loan Documents.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                         SHERBURNE ASSOCIATES, a Massachusetts general partnership

                         By: NIA OPERATING ASSOCIATES LIMITED PARTNERSHIP, general partner

                                  By:      NANTUCKET ISLAND ASSOCIATES LIMITED
                                           PARTNERSHIP, general partner

                                           By:      THREE WINTHROP PROPERTIES,
                                                    INC., a Massachusetts
                                                    corporation, general partner

                                                    By:
                                                       -------------------------
                                                       Peter Braverman
                                                       Senior Vice President

                         By:      THREE WINTHROP PROPERTIES, INC., a
                                  Massachusetts corporation, general partner

                                  By:
                                     -----------------------------
                                     Peter Braverman
                                     Senior Vice President

                         SHERBURNE ASSOCIATES REALTY TRUST, a Massachusetts nominee realty trust

                         By:
                            ---------------------------------------------------
                              Peter Braverman, as trustee of SHERBURNE
                              ASSOCIATES REALTY TRUST, and not individually


                         BANKBOSTON, N.A.


                        By:
                           ----------------------------------------------------
                              Title


         The undersigned joins this Agreement for the purpose of agreeing to provide the financial information as set forth in 7.4, hereof.

                              NANTUCKET ISLAND ASSOCIATES LIMITED PARTNERSHIP, general partner

                              By:    THREE WINTHROP PROPERTIES, INC., a
                                     Massachusetts corporation, general partner

                                     By:
                                        --------------------------------
                                        Peter Braverman
                                        Senior Vice President

                                   Exhibit A

                       Principal Amortization Schedules

                                   Exhibit B

                         Interest Terms and Provisions

                                   Exhibit C

                 Covenant Compliance Worksheet and Certificate

                                  Schedule 6.3

                        Financial Statements Furnished

                                 Schedule 6.5

                                  Litigation

                                 Schedule 6.12

                         Partners, Beneficiaries, Etc.

                                 Schedule 6.17

                                Project Approval